                                                                      EXHIBIT 21

                        SUBSIDIARIES OF PALL CORPORATION

Pall Corporation owns 100% of the outstanding capital stock of those companies listed below, except where otherwise noted:

                                                     State or Other Jurisdiction
Name of Company                                      of Incorporation
---------------                                      ----------------

Medsep Corporation                                               Delaware
Pall Aeropower Corporation                                       Delaware
Pall Biomedical, Inc.                                            Delaware
Pall International Corporation                                   Delaware
Pall Puerto Rico, Inc.                                           Delaware
Pall - PASS US, Inc.                                             Delaware
Rochem Separations                                               California
Russell Associates Inc.                                          Maryland
Pall Filtron Corporation                                         Massachusetts
Gelman Sciences, Inc.                                            Michigan
Pall Technologies S.A. (e)                                       Argentina
Pall Austria Filter Ges.m.b.H.                                   Austria
Pall (Canada) Limited                                            Canada
Pall BVBA (e)                                                    Belgium
Pall Europe Limited (f)                                          England
Pall France S.A.                                                 France
Pall Deutschland GmbH Holding                                    Germany
Pall GmbH (a)                                                    Germany
Pall Rochem GmbH (a)                                             Germany
Vertriebs Membranfilter GmbH (d)                                 Germany
Pall Italia S.R.L.                                               Italy
Gelman Ireland Ltd.                                              Ireland
Pall Netherlands B.V. (f)                                        The Netherlands
Romaco B.V. (d)                                                  The Netherlands
Pall Filtron Technology B.V. (c)                                 The Netherlands
PLLN C.V. Partnership (g)                                        The Netherlands
Pall Norge AS                                                    Norway
Pall Poland Limited (a)                                          Poland
Pall Espana S.A.                                                 Spain
Pall Filtron AB (c)                                              Sweden
Pall (Schweiz) A.G.                                              Switzerland
Argentaurum A.G.                                                 Switzerland
Gelman Sciences Ltd. (b)                                         Australia
Pall Filter (Beijing) Co., Ltd.                                  China
Pall Asia International Ltd.                                     Hong Kong
Nihon Pall Ltd.                                                  Japan
Pall Filtration Pte. Ltd.                                        Singapore
Pall Korea Limited                                               South Korea
Pall South Africa (Pty) Ltd. (e)                                 South Africa
Pall Mauritius Ltd.                                              India
Pall Pharmalab Filtration Pvt. Ltd. (h)                          India
Pall Export Sales Corporation, Limited                           Jamaica

     (a)  100% owned by Pall Deutschland GmbH Holding.

     (b)  100% owned by Gelman Sciences Inc., Michigan

     (c)  100% owned by Pall Filtron Corporation.

     (d)  100% owned by Argentaurum BV

     (e)  100% owned by Pall Netherlands BV

     (f)  Contributed to PLLN C.V. a Netherlands Partnership

     (g) General Partner: Pall-PASS US, Inc. (12.6%); Limited Partner: Pall Corporation (87.4%)

     (h) 51% owned by Pall Mauritius Ltd; balance (49%) owned by an unrelated party - Pharmalab Group.

All subsidiaries listed above are included in the consolidated financial statements for the fiscal years 2000, 1999 and 1998, or, in the case of corporations organized since August 2, 1997, from the date of incorporation. The list does not include inactive subsidiaries.